Exhibit 10.119

CLOSING CERTIFICATE
AND AGREEMENT
(FREMONT/BUILDING #1)
BETWEEN
LAM RESEARCH CORPORATION
(“LRC”)
AND
BNP PARIBAS LEASING CORPORATION
(“BNPPLC”)
December 21, 2007

TABLE OF CONTENTS
(Continued)
Exhibits and Schedules

Exhibit A	Legal Description

Exhibit B	Permitted Encumbrances

Exhibit C	Quarterly Certificate

Exhibit D	Certificate to be Provided by BNPPLC Re: Accounting

(ii)

CLOSING CERTIFICATE AND AGREEMENT
(FREMONT/BUILDING #1)
     This CLOSING CERTIFICATE AND AGREEMENT (FREMONT/BUILDING #1) (this “Agreement”), dated as of December 21, 2007 (the “Effective Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and LAM RESEARCH CORPORATION (“LRC”), a Delaware corporation.
RECITALS
     Contemporaneously with the execution of this Agreement, BNPPLC and LRC are executing a Common Definitions and Provisions Agreement (Fremont/Building #1) dated as of the Effective Date (the “Common Definitions and Provisions Agreement”), which by this reference is incorporated into and made a part of this Agreement for all purposes. As used in this Agreement, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Agreement are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     Also contemporaneously with this Agreement, BNPPLC is acquiring the Land described in Exhibit A, and at the request of LRC BNPPLC is acquiring the Improvements on the Land by conveyance from the Prior Owner.
     Also contemporaneously with this Agreement, BNPPLC and LRC are executing a Lease Agreement (Fremont/Building #1) dated as of the Effective Date (the “Lease”), pursuant to which LRC is leasing from BNPPLC the Land, which is described in Exhibit A, and the other Property.
     Also contemporaneously with this Agreement, BNPPLC and LRC are executing an Agreement Regarding Purchase and Remarketing Options (Fremont/Building #1) dated as of the Effective Date (the “Purchase Agreement”), pursuant to which LRC may purchase or arrange for the purchase of the Property and BNPPLC may collect a Supplemental Payment from LRC sufficient to cover all or a substantial portion of the Lease Balance not otherwise repaid to BNPPLC from the proceeds of any sale of the Property.
     As a condition to BNPPLC’s acquisition of the Land and its execution of the other Operative Documents, BNPPLC requires the representations and covenants of LRC set out below.
AGREEMENTS
     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1 Representations, Covenants and Acknowledgments of LRC Concerning the Property. To induce BNPPLC to purchase the Property from the Prior Owner and to enter into this Agreement and the other Operative Documents, LRC represents, covenants and acknowledges as follows:
     (A) Prior Inspections and Investigations Concerning the Property. LRC has thoroughly inspected, investigated and evaluated the condition of and title to the Property and Applicable Laws which will govern the use and operation of the Property required or permitted by the Operative Documents, as necessary to make the representations concerning the Property set forth in this Agreement and other Operative Documents.
     (B) Title. Because of the conveyance from the Prior Owner to BNPPLC contemporaneously with the execution of this Agreement, good and indefeasible title to the Land and Improvements is currently vested in BNPPLC, subject only to the Permitted Encumbrances, the rights of LRC itself under the Operative Documents and any Liens Removable by BNPPLC. LRC will not, without the prior consent of BNPPLC, create, place or authorize, or through any act or failure to act, acquiesce to or suffer the placing of, any deed of trust, mortgage or other Lien, whether statutory, constitutional or contractual against or covering the Property or any part thereof (other than Permitted Encumbrances and Liens Removable by BNPPLC), regardless of whether the same are expressly or otherwise subordinate to the Operative Documents or BNPPLC’s interest in the Property.
     (C) Title Insurance. Contemporaneously with the execution of this Agreement LRC must provide to BNPPLC a title insurance policy or binder committing the applicable title insurer to issue a title insurance policy, without the payment of further premiums (as the case may be, the “Title Policy”) in the amount of no less than amount of the Initial Advance, in form and substance satisfactory to BNPPLC (including comprehensive, survey, variable rate, access, and such other endorsements as may be requested by BNPPLC), written by one or more title insurance companies satisfactory to BNPPLC and insuring BNPPLC’s fee estate in the Land and Improvements.
     (D) Condition of the Property. The Land described in Exhibit A is the same as the land described in the Title Policy and as shown on the plat included as part of the ALTA/ACSM Land Title Survey of 4300 Cushing Parkway and 4400 Cushing Parkway, dated March, 2003, prepared by Kier & Wright Civil Engineers & Surveyors, Inc., Job No. 88353-22, certified to Lam Research Corporation and others by Jimmy R. Vigil, LS 6256, on March 20, 2003 (the “Survey”), which survey was delivered to BNPPLC at the request of LRC. All material improvements on the Land as of the Effective Date are as shown on the Survey, and except as shown on the Survey there are no easements or encroachments encumbering or affecting the Property. No part of the Land is within a flood plain as designated by any governmental authority. The Improvements are in good condition, free from latent or patent defects or deficiencies that, either individually or in the aggregate, could materially and adversely affect the use or occupancy of the Property as permitted by the Lease or could reasonably be anticipated to cause injury or death to any person. The Property and use thereof permitted by the Lease comply in all material respects with all Applicable Laws, including laws regarding access and use by disabled persons and local zoning ordinances. Adequate provision has been made for the Property to be served by electric, gas, storm and sanitary sewers, sanitary water supply, telephone and other utilities required for the use thereof. All streets, alleys and easements necessary to serve the Property for the uses permitted by the Lease have been completed and are serviceable. No extraordinary circumstances (including any use of the Land as a habitat for endangered species) exist that would materially and adversely affect such uses of the Property. The Improvements are useable for their intended purpose without the need to obtain any additional easements, rights-of-way or concessions from any third party or parties.
     (E) Environmental Representations. Except as otherwise disclosed in the Environmental Report, to the knowledge of LRC: (i) no Hazardous Substances Activities other than Permitted Hazardous Substance Uses have occurred prior to the Effective Date; (ii) no owner or operator of the Property has reported or been required to report any release of any Hazardous Substances on or from the Property pursuant to any Environmental Law; and (iii) no owner or operator of the Property has received from any federal, state or local governmental authority any warning, citation, notice of violation or other communication regarding a suspected or known release or discharge of Hazardous Substances on or from the Property or regarding a suspected or known violation of Environmental Laws concerning the Property. Further, LRC represents that, to its knowledge, the Environmental Report taken as a whole is not misleading or inaccurate in any material respect.
(As used in this and other provisions of the Operative Documents, “knowledge of LRC”, “LRC’s knowledge” and words of like effect mean the present actual knowledge of Roch LaBlanc and Jim Pasichuke, the current officers of LRC having primary responsibility for the negotiation of the Operative Documents and for the facilities which include the Property, respectively. As used in any future certificate delivered by BNPPLC as required by this Agreement or any other Operative Documents, “knowledge of LRC”, “LRC’s knowledge” and words of like effect will mean the present actual knowledge of Roch LaBlanc and Jim Pasichuke, or their successors, as the then current officers of LRC having primary responsibility for the administration of the Operative Documents and for the facilities which include the Property.)
     (F) Cooperation by LRC and its Affiliates.
     (1) After the Designated Sale Date, if neither LRC nor an Applicable Purchaser has purchased BNPPLC’s interest in the Property pursuant to the Purchase Agreement, and if a use of the Property by BNPPLC or any new Improvements or any removal or modification of Improvements proposed by BNPPLC would violate any Permitted Encumbrance or Applicable Law unless LRC or any of its Affiliates, as an owner of

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adjacent property or otherwise, gave its consent or approval thereto or agreed to join in a modification of a Permitted Encumbrance, then LRC must give and cause its Affiliates to give such consent or approval or join in such modification.
     (2) After the Designated Sale Date, if neither LRC nor an Applicable Purchaser has purchased BNPPLC’s interest in the Property on the Designated Sale Date pursuant to the Purchase Agreement, and if any Permitted Encumbrance or Applicable Law requires the consent or approval of LRC or any of its Affiliates or of any other Person to an assignment of any interest in the Property by BNPPLC or by any of its successors or assigns, LRC will without charge give and cause its Affiliates to give such consent or approval and will cooperate in any way reasonably requested by BNPPLC to assist BNPPLC to obtain such consent or approval from the other Person.
     (3) LRC’s obligations under this subparagraph 1(F) will be binding upon any successor or assign of LRC or its Affiliates with respect to the Land and other properties encumbered or benefited by the Permitted Encumbrances, and such obligations will survive any sale of the Property by BNPPLC, other than to LRC or an Applicable Purchaser under the Purchase Agreement, for the benefit of BNPPLC’s assignees.
     (G) Compliance with Covenants and Laws. The use of the Property permitted by the Lease complies, or will comply after LRC obtains readily available permits ( as the tenant under the Lease), in all material respects with all Applicable Laws. LRC has obtained or can and will promptly obtain all utility, building, health and operating permits required by any governmental authority or municipality having jurisdiction over the Property for the use of the Property permitted by the Lease.
2 Representations and Covenants by LRC. LRC also represents and covenants to BNPPLC as follows:
     (A) Concerning LRC and the Operative Documents.
     (1) Entity Status. LRC is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and LRC is duly qualified or registered to do business in the State of California.
     (2) Authority. The Constituent Documents of LRC permit the execution, delivery and performance of the Operative Documents by LRC, and all actions and approvals necessary to bind LRC under the Operative Documents have been taken and obtained. Without limiting the foregoing, the Operative Documents will be binding upon LRC when signed on behalf of LRC by Roch LeBlanc, Treasurer of LRC. LRC has all requisite power and all governmental certificates of authority, licenses, permits and

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qualifications to carry on its business as now conducted and contemplated to be conducted and to perform the Operative Documents.
     (3) Solvency. LRC is not “insolvent” on the Effective Date (that is, the sum of LRC’s absolute and contingent liabilities — including the obligations of LRC under the Operative Documents — does not exceed the fair market value of LRC’s assets), and LRC has no outstanding liens, suits, garnishments or court actions which could render LRC insolvent or bankrupt. LRC’s capital is adequate for the businesses in which LRC is engaged and intends to be engaged. LRC has not incurred (whether by the Operative Documents or otherwise), nor does LRC intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. No petition or answer has been filed by or, to LRC’s knowledge, against LRC in bankruptcy or other legal proceedings that seeks an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to LRC or any significant portion of LRC’s property, a reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution of LRC or similar relief under the federal Bankruptcy Code or any state law.
     (4) Financial Reports. All reports, financial statements and other data furnished by LRC to BNPPLC in connection with the agreements set forth in the Operative Documents are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading. Except as described in subparagraph 2(E), no material adverse change has occurred since the dates of such reports, statements and other data in the financial condition of LRC.
     (5) Pending Legal Proceedings. No judicial or administrative investigations, actions, suits or proceedings are pending or, to the knowledge of LRC, threatened against or affecting LRC or any of its Subsidiaries by or before any court or other Governmental Authority that have or could reasonably be expected to have a Material Adverse Effect. Neither LRC nor any of its Subsidiaries is in default with respect to any order, writ, injunction, decree or demand of any court or other Governmental Authority in a manner that has or could reasonably be expected to have a Material Adverse Effect.
     (6) No Default or Violation. The execution and performance by LRC of the Operative Documents do not and will not contravene or result in a breach of or default under any other material agreement to which LRC is a party or by which LRC is bound or which affects any assets of LRC. Such execution and performance by LRC do not contravene in any material respect any law, order, decree, rule or regulation to which LRC is subject. Further, such execution and performance by LRC will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or

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encumbrance on, or security interest in, the Property pursuant to the provisions of any such other agreement.
     (7) Use of Proceeds. In no event will the funds from any Funding Advance be used directly or indirectly for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any “margin stock” or any “margin securities” (as such terms are defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. LRC represents that LRC is not engaged principally, or as one of LRC’s important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.
     (8) Enforceability. The Operative Documents constitute the legal, valid and binding obligations of LRC enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights of creditors generally.
     (9) Pari Passu. The claims of BNPPLC against LRC under the Operative Documents rank at least pari passu with the claims of all its other unsecured creditors, except those whose claims are preferred solely by any laws of general application having effect in relation to bankruptcy, insolvency, liquidation or other similar events.
     (10) Conduct of Business and Maintenance of Existence. So long as any obligations of LRC under the Operative Documents remain outstanding, LRC will continue to engage in business of the same general type as now conducted by it and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.
     (11) Investment Company Act, etc. LRC is not and will not become, by reason of the Operative Documents or any business or transactions in which it participates voluntarily, (a) an “investment company” or a company “controlled” by an “investment company” (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended), or (b) subject to regulation under the Federal Power Act or any foreign, federal or local statute or regulation limiting LRC’s ability to incur or guarantee indebtedness or obligations, or to pledge its assets to secure indebtedness or obligations, as contemplated by any of the Operative Documents.
     (12) Not a Foreign Person. LRC is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code (i.e. LRC is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined

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in the Code and regulations promulgated thereunder).
     (13) ERISA. LRC is not and will not become an “employee benefit plan” (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA. The assets of LRC do not and will not in the future constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. LRC is not and will not become a “governmental plan” within the meaning of Section 3(32) of ERISA. Except as could not reasonably be expected to have a Material Adverse Effect, transactions by or with LRC are not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans. No ERISA Termination Event has occurred with respect to any Plan, and LRC and its Subsidiaries are, to the knowledge of LRC, in compliance with ERISA in all material respects. Neither LRC nor its Subsidiaries are required to contribute to, or has any other absolute or contingent liability in respect of, any Multiemployer Plan. As of the Effective Date no “accumulated funding deficiency” (as defined in Section 412(a) of the Code) exists with respect to any Plan, whether or not waived by the Secretary of the Treasury or his delegate, and there are no Unfunded Benefit Liabilities with respect to any Plan.
     (14) Compliance With Laws. LRC and its Subsidiaries comply and will comply with all Applicable Laws (including environmental laws and ERISA and the rules and regulations thereunder), except (i) when the failure to do so does not have and could not reasonably be expected to have a Material Adverse Effect, (ii) when the necessity of compliance is contested in good faith by appropriate proceedings which do not have and could not reasonably be expected to have a Material Adverse Effect, or (iii) as described in subparagraph 2(E) regarding the late filing of Forms 10K and 10Q by LRC. Neither LRC nor its Subsidiaries have received any notice asserting or describing a material failure on the part of LRC or any Subsidiary to comply with Applicable Laws, other than failures that have been fully rectified by LRC or the Subsidiary, as the case may be, in a manner approved or accepted by Governmental Authorities responsible for the enforcement of the Applicable Laws.
     (15) Payment of Taxes Generally. Except when the failure to do so does not have and could not reasonably be expected to have a Material Adverse Effect (taking into account any appropriate contest of taxes), LRC and its Subsidiaries have filed and will file all tax declarations, reports and returns which are required by (and in the form required by) Applicable Laws and have paid and will pay all taxes or other charges shown to be due and payable on such declarations, reports and returns and all assessments made against it or its assets by any Governmental Authority; and no liens have been filed or established by any Governmental Authority against LRC or its assets or against any Subsidiary or its assets to secure the payment of taxes or assessments that are past due or claimed to be past due.

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     (16) Maintenance of Insurance Generally. Except when the failure to do so does not have and could not reasonably be expected to have a Material Adverse Effect, LRC and its Subsidiaries have maintained and will maintain insurance with respect to its properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being the types, and in amounts no less than the amounts, which are customary for such companies under similar circumstances.
     (17) Franchises, Licenses, etc. Except when the failure to do so does not have and could not reasonably be expected to have a Material Adverse Effect, LRC and its Subsidiaries have and comply with, and will have and will comply with, all franchises, certificates, licenses, permits and other authorizations from Governmental Authorities that are necessary for the ownership, maintenance and operation of its properties and assets.
     (18) Labor. Neither LRC nor any of its Subsidiaries has experienced strikes, labor disputes, slow downs or work stoppages due to labor disagreements that currently have or could reasonably be expected to have a Material Adverse Effect, and to the knowledge of LRC there are no such strikes, disputes, slow downs or work stoppages threatened against it or against any Subsidiary. The hours worked and payment made to employees of LRC and its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other Applicable Laws dealing with such matters. All material payments due on account of wages or employee health and welfare insurance and other benefits from LRC or from any Subsidiary have been paid or accrued as liabilities on its books.
     (19) Title to Properties Generally. Except when the failure to do so does not have and could not reasonably be expected to have a Material Adverse Effect, LRC and its Subsidiaries have and will have and maintain good and indefeasible fee simple title to or valid leasehold interests in all of its real property and good title to or a valid leasehold interest in all of its other material assets, as such properties and assets are reflected in the most recent financial statements delivered to BNPPLC, other than properties or assets disposed of in the ordinary course of business since such date.
     (20) Books and Records. LRC will keep proper books of record and account, containing complete and accurate entries of all its financial and business transactions.
     (21) Visitation, Inspection, Etc. LRC will permit any representative of BNPPLC after reasonable notice (unless a Default has occurred and is continuing, in

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which case no notice shall be required) during regular business hours to visit and inspect any of LRC’s properties, and to examine and make abstracts from any of its books and records and to discuss with any of its officers, and with its independent public accountants, the affairs, finances and accounts of LRC.
     (B) Further Assurances. LRC will, upon the request of BNPPLC, (i) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be reasonably necessary to carry out more effectively the purposes of the Operative Documents and to subject to any of the Operative Documents any property intended by the terms thereof to be covered thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (ii) execute, acknowledge, deliver, procure and record or file any document or instrument reasonably requested by BNPPLC to protect its rights in and to the Property against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be reasonably necessary to enable BNPPLC to comply with the requirements or requests of any agency or authority having jurisdiction over it.
     (C) OFAC. None of LRC or any subsidiary or affiliate of LRC: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; or (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives more than 15% of its assets or operating income from investments in or transactions with any such country, agency, organization or person. Further, none of the proceeds from the Initial Advance will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.
     (D) Financial Statements; Required Notices; Certificates. Except as otherwise described in the next subparagraph, prior to and throughout the Term of the Lease, LRC will deliver to BNPPLC:
     (1) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of LRC, the unaudited consolidated balance sheet of LRC and its Subsidiaries as of the end of such quarter and consolidated unaudited statements of income, stockholders’ equity and cash flow of LRC and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form figures for the

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corresponding period in the preceding fiscal year, in the case of such statements of income, stockholders’ equity and cash flow, and figures for the preceding fiscal year in the case of such balance sheet, all in reasonable detail, in accordance with GAAP, and certified in a manner acceptable to BNPPLC by a Responsible Financial Officer of LRC (subject to normal year-end adjustments);
     (2) as soon as available and in any event within 120 days after the end of each fiscal year of LRC, the consolidated balance sheet of LRC and its Subsidiaries as of the end of such fiscal year and consolidated statements of income, stockholders’ equity and cash flow of LRC and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all in reasonable detail, in accordance with GAAP, and certified in a manner acceptable to BNPPLC by independent public accountants of recognized national standing reasonably acceptable to BNPPLC;
     (3) together with the financial statements furnished in accordance with subparagraph 2(D)(1) or 2(D)(2), a certificate of a Responsible Financial Officer of LRC in the form of certificate attached hereto as Exhibit C (a) representing that no Event of Default or material Default by LRC has occurred (or, if an Event of Default or material Default by LRC has occurred, stating the nature thereof and the action which LRC has taken or proposes to take to rectify it), and (b) confirming that LRC is complying with the financial covenant set forth in subparagraph 3(A);
     (4) as soon as possible and in any event within five Business Days after the occurrence of each Event of Default or material Default known to a Responsible Financial Officer of LRC, a statement of LRC setting forth details of such Event of Default or material Default and the action which LRC has taken and proposes to take with respect thereto;
     (5) promptly after the sending or filing thereof, copies of all such financial statements, proxy statements, notices and reports which LRC or any Subsidiary sends to its public stockholders, and copies of all reports and registration statements (without exhibits) which LRC or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission) or any national securities exchange;
     (6) as soon as practicable and in any event within thirty days after a Responsible Financial Officer of LRC knows or has reason to know that any ERISA Termination Event with respect to any Plan has occurred, a statement of a Responsible Financial Officer of LRC describing such ERISA Termination Event and the action, if any, which LRC proposes to take with respect thereto;

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     (7) upon request by BNPPLC, a statement in writing certifying that the Operative Documents are unmodified and in full effect (or, if there have been modifications, that the Operative Documents are in full effect as modified, and setting forth such modifications) and either stating that (to the best knowledge of LRC) no default exists under the Operative Documents or specifying each such default; it being intended that any such statement by LRC may be relied upon by any prospective purchaser or mortgagee of the Property or any Person who may become a Participant; and
     (8) such other information respecting the condition or operations, financial or otherwise, of LRC, of its Subsidiaries or of the Property as BNPPLC or BNPPLC’s Parent or any Participant, through BNPPLC, may from time to time reasonably request.
Reports and financial statements required to be delivered pursuant to paragraphs (1), (2) and (5) of this subparagraph 2(D) will be deemed to have been delivered on the date on which such reports, or reports containing such financial statements, are posted and available for downloading (in a “PDF” or other generally accepted electronic format) on LRC’s internet website at www.lamrc.com or on the SEC’s internet website at www.sec.gov; provided, however, that after being posted they remain available for downloading at the applicable website for at least 90 days.
BNPPLC is authorized to deliver a copy of any information or certificate delivered to it pursuant to this subparagraph 2(D) to any Participant and to any regulatory body having jurisdiction over BNPPLC, BNPPLC’s Parent or any Participant that requires or requests it.
     (E) Delay Permitted as to the Delivery of Current Financial Statements. So long as LRC continues to defer the filing of financial statements to be included its Forms 10K and 10Q with the SEC because of the current ongoing review by LRC’s board of directors (as previously disclosed to BNPPLC), LRC may also defer the delivery of those financial statements to BNPPLC and the Participants. However, no such deferral will excuse LRC from delivering a timely quarterly certificate in the form attached as Exhibit C.
     (F) U.S. Patriot Act. LRC acknowledges that BNPPLC, BNPPLC’s Parent or any Participant may be required, pursuant to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), to obtain, verify, record and disclose to law enforcement authorities information that identifies the LRC, including the name and address of LRC. LRC will provide to BNPPLC, BNPPLC’s Parent and Participants any such information they may request pursuant to the Patriot Act, and LRC agrees that BNPPLC, BNPPLC’s Parent and Participants may disclose such information to law enforcement authorities if the authorities make a request or demand for disclosure pursuant to the Patriot Act. LRC also acknowledges

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that, in such event none of BNPPLC, BNPPLC’s Parent or the Participants may be required or even permitted by the Patriot Act to notify LRC of the request or demand for disclosure.
     (G) Omissions. None of LRC’s representations in the Operative Documents or in any other document, certificate or written statement furnished to BNPPLC by or on behalf of LRC contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein (when taken in their entireties) not misleading.
3 Financial Covenants and Negative Covenants of LRC. LRC represents and covenants as follows:
     (A) Financial Covenant — Minimum Liquidity. Throughout the period from the Effective Date to the Designated Sale Date, the sum (without duplication of any item) of the unrestricted cash, unencumbered cash investments and unencumbered marketable securities classified as short term or long term investments according to GAAP of LRC and its Subsidiaries (determined on a consolidated basis) will be no less than $300,000,000.
     (B) Negative Covenants. LRC will not, without the prior consent of BNPPLC in each case, do or permit any of its material Subsidiaries to do any of the following:
     (1) Merger and Consolidation. Merge into or consolidate with or into another Person, except that, subject to any other applicable restrictions in the Operative Documents (including restrictions against sales or transfers of the Property):
     (a) any Subsidiary may merge or consolidate with any other Subsidiary, and any Subsidiary may merge into LRC; and
     (b) LRC may merge or consolidate with any other corporation, if:
     1) LRC continues as the surviving corporation; and
     2) after giving effect to and immediately following such merger or consolidation, no Default or Event of Default occurs or is continuing.
     (2) Change in Nature of Business. Make or do anything that would result in a material change in the nature of the business of LRC and its Subsidiaries, taken as whole, as carried on at the Effective Date.
     (3) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of substantially all or substantially all of its assets (in a single transaction or series of related

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transactions), except that, subject to any other applicable restrictions in the Operative Documents:
     (a) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to LRC or to another Subsidiary; and
     (b) any Subsidiary may sell or otherwise dispose of all or substantially all of its assets if after giving effect to the sale or other disposition, the financial condition of LRC is equal to or better than LRC’s financial condition immediately prior to the sale or other disposition and no Default or Event of Default occurs or is continuing.
     (4) Multiemployer ERISA Plans. Incur any obligation to contribute to any “multiemployer plan” as defined in Section 4001 of ERISA.
     (5) Prohibited ERISA Transaction. Enter into any transaction which would cause any of the Operative Documents or any related documents executed or accepted by BNPPLC (or any exercise of BNPPLC’s rights hereunder or thereunder) to constitute a non-exempt prohibited transaction under ERISA.
4 Limited Representations and Covenants of BNPPLC
     (A) Concerning Accounting Matters.
     (1) To permit LRC to determine the appropriate accounting for LRC’s relationship with BNPPLC under FASB Interpretation No. 46, Consolidation of Variable Interest Entities (Revised December 2003) (“FIN 46R”), BNPPLC represents that to the knowledge of BNPPLC the fair value of the Property and of other properties, if any, leased to LRC by BNPPLC (collectively, whether one or more, the “Properties Leased to LRC”) are, as of the Effective Date, less than half of the total of the fair values of all assets of BNPPLC, excluding any assets of BNPPLC held within a silo. Further, none of the Properties Leased to LRC are, as of the Effective Date, held within a silo. Consistent with the directions of LRC (based upon the current interpretation of FIN 46R by LRC and its auditors), and for purposes of this representation only:
•	“held within a silo” means, with respect to any asset or group of assets leased by BNPPLC to a single lessee or group of affiliated lessees, that BNPPLC has obtained funds in excess of 95% of the fair value of the leased asset or group of assets to acquire or maintain its investment in such asset or group of assets through non-recourse financing or other contractual arrangements (such as

Closing Certificate and Agreement (Fremont/Building #1) — Page 13

targeted equity or bank participations), the effect of which is to leave such asset or group of assets (or proceeds thereof) as the only significant asset or assets of BNPPLC at risk for the repayment of such funds;
•	“fair value” means, with respect to any asset, the amount for which the asset could be bought or sold in a current transaction negotiated at arms length between willing parties (that is, other than in a forced or liquidation sale);

•	with respect to the Properties Leased to LRC (regardless of how BNPPLC accounts for the leases of the Properties Leased to LRC), and with respect to other assets that are subject to leases accounted for by BNPPLC as operating leases pursuant to Financial Accounting Standards Board Statement 13 (“FAS 13”), fair value is determined without regard to residual value guarantees, remarketing agreements, non-recourse financings, purchase options or other contractual arrangements, whether made by BNPPLC with LRC or with other parties, that might otherwise impact the fair value of such assets;

•	with respect to any assets, other than Properties Leased to LRC, that are subject to leases accounted for by BNPPLC as leveraged leases pursuant to FAS 13, fair value is determined on a gross basis prior to the application of leveraged lease accounting, recognizing that equity investments made by BNPPLC in its assets subject to leveraged lease accounting should be grossed up in applying this test (however, equity investments made by BNPPLC through another legal entity should not be so grossed up in applying this test);

•	with respect to any assets, other than Properties Leased to LRC, that are subject to leases accounted for by BNPPLC as direct financing leases pursuant to FAS 13, fair value is determined as the sum of the fair values (considering current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities) of the corresponding finance lease receivables and related unguaranteed residual values.
     (2) BNPPLC also represents that BNPPLC’s Parent is, as of the Effective

Closing Certificate and Agreement (Fremont/Building #1) — Page 14

Date, including BNPPLC as a consolidated subsidiary in the audited financial statements issued by BNPPLC’s Parent. BNPPLC’s Parent is joining in the execution of this Closing Certificate solely for the purpose of:
•	affirming this representation regarding BNPPLC’s status as a consolidated subsidiary of BNPPLC’s Parent; and

•	evidencing its agreement to join with BNPPLC, if asked to do so, in executing any certificate required by the next provision which confirms this representation; provided that the certificate states that BNPPLC’s Parent is executing such certificate solely for the purpose of affirming that this representation continues to be true; and, provided further, that this representation continues to be true as of the date of such certificate.
     (3) BNPPLC covenants that, no less often than once each calendar quarter prior to the Designated Sale Date and otherwise as reasonably requested by LRC from time to time with respect to any accounting period during which the Lease is or was in effect, BNPPLC will provide to LRC confirmation of facts concerning BNPPLC and its assets as necessary to permit LRC to determine the proper accounting for the Lease (including updates of the facts set forth in clauses (1) and (2) above); except that BNPPLC will not be required by this provision to (w) provide any information that is not in the possession or control of BNPPLC or its Affiliates, (x) disclose the specific terms and conditions of its leases or other transactions with other parties or the names of such parties, (y) make disclosures prohibited by any law applicable to BNPPLC or BNPPLC’s Parent, or (z) disclose any other information that is protected from disclosure by confidentiality provisions in favor of such other parties or would be protected if their agreements with BNPPLC contained confidentiality provisions similar in scope and substance to any confidentiality provisions set forth in the Operative Documents for the benefit of LRC or its Affiliates. Without limiting the foregoing, by delivery of a certificate in substantially the form attached hereto as Exhibit D (signed by an officer of BNPPLC), BNPPLC will represent that information provided by it pursuant to this clause is true and complete in all material respects, but only to the knowledge of BNPPLC as of the date the certificate is provided and subject to any exceptions or qualifications that BNPPLC may include in the certificate as necessary to prevent any statement therein from being inaccurate. BNPPLC will endeavor to provide such a certificate promptly as from time to time reasonably requested by LRC. BNPPLC will also endeavor in good faith to notify LRC at least thirty days in advance of any change in circumstances that would cause BNPPLC to no longer be able to make the representations set forth in clauses (1) and (2) above, such as a divestiture by BNPPLC’s Parent of its direct or indirect ownership interests in BNPPLC; but BNPPLC will not be liable for any failure to

Closing Certificate and Agreement (Fremont/Building #1) — Page 15

provide such advance notice.
     (4) Although the representations required of BNPPLC by this subparagraph are intended to cover facts, it is understood and agreed (consistent with subparagraph 4(C) of the Lease) that BNPPLC has not made and will not make any representation or warranty as to the proper accounting by LRC or its Affiliates of the Lease or as to other accounting conclusions.
     (B) Other Limited Representations. BNPPLC represents that:
     (1) Entity Status. BNPPLC is a corporation duly incorporated , validly existing and in good standing under the laws of Delaware.
     (2) Authority. The Constituent Documents of BNPPLC permit the execution, delivery and performance of the Operative Documents by BNPPLC, and all actions and approvals necessary to bind BNPPLC under the Operative Documents have been taken and obtained. Without limiting the foregoing, the Operative Documents will be binding upon BNPPLC when signed on behalf of BNPPLC by Lloyd G. Cox, Managing Director of BNPPLC or by Barry Mendelsohn, Director of BNPPLC.
     (3) Solvency. BNPPLC is not “insolvent” on the Effective Date (that is, the sum of BNPPLC’s absolute and contingent liabilities — including the obligations of BNPPLC under the Operative Documents — does not exceed the fair market value of BNPPLC’s assets), and BNPPLC has no outstanding liens, suits, garnishments or court actions which could render BNPPLC insolvent or bankrupt. BNPPLC’s capital is adequate for the businesses in which BNPPLC is engaged and intends to be engaged. BNPPLC has not incurred (whether by the Operative Documents or otherwise), nor does BNPPLC intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature. No petition or answer has been filed by or, to BNPPLC’s knowledge, against BNPPLC in bankruptcy or other legal proceedings that seeks an assignment for the benefit of creditors, the appointment of a receiver, trustee, custodian or liquidator with respect to BNPPLC or any significant portion of BNPPLC’s property, a reorganization, arrangement, rearrangement, composition, extension, liquidation or dissolution of BNPPLC or similar relief under the federal Bankruptcy Code or any state law.
(As used in this provision and other provisions of the Operative Documents, “knowledge of BNPPLC”, “BNPPLC’s knowledge” and words of like effect mean the present actual knowledge of Lloyd G. Cox and Barry Mendelsohn, the current officers of BNPPLC having primary responsibility for the negotiation of the Operative Documents. As used in any future certificate delivered by BNPPLC as required by this Agreement or any

Closing Certificate and Agreement (Fremont/Building #1) — Page 16

other Operative Documents, “knowledge of BNPPLC”, “BNPPLC’s knowledge” and words of like effect will mean the present actual knowledge of Lloyd G. Cox and Barry Mendelsohn, or their successors, as the then current officers of BNPPLC having primary responsibility for the administration of the Operative Documents.)
     (4) Pending Legal Proceedings. No judicial or administrative investigations, actions, suits or proceedings are pending or, to the knowledge of BNPPLC, threatened against or affecting BNPPLC by or before any court or other Governmental Authority. BNPPLC is not in default with respect to any order, writ, injunction, decree or demand of any court or other Governmental Authority in a manner that has or could reasonably be expected to have a material adverse effect on BNPPLC or its ability to perform its obligations under the Operative Documents.
     (5) No Default or Violation. The execution and performance by BNPPLC of the Operative Documents do not and will not contravene or result in a breach of or default under any other material agreement to which BNPPLC is a party or by which BNPPLC is bound or which affects any assets of BNPPLC. Such execution and performance by BNPPLC do not contravene in any material respect any law, order, decree, rule or regulation to which BNPPLC is subject. Further, such execution and performance by BNPPLC will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, any property of BNPPLC pursuant to the provisions of any such other agreement.
     (6) Enforceability. The Operative Documents constitute the legal, valid and binding obligations of BNPPLC enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights of creditors generally.
     (7) Conduct of Business and Maintenance of Existence. So long as any of the Operative Documents remains in force, BNPPLC will continue to engage in business of the same general type as now conducted by it and will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.
     (8) Not a Foreign Person. BNPPLC is not a “foreign person” within the meaning of Sections 1445 and 7701 of the Code (i.e. BNPPLC is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and regulations promulgated thereunder).
Notwithstanding the foregoing, however or any other provision herein or in other Operative Documents to the contrary, it is understood that LRC is not relying upon BNPPLC for any

Closing Certificate and Agreement (Fremont/Building #1) — Page 17

evaluation of California or local Applicable Laws upon the transactions contemplated in the Operative Documents, and BNPPLC makes no representation and will not make any representation that conditions imposed by zoning ordinances or other state or local Applicable Laws to the purchase, ownership, lease or operation of the Property have been satisfied.
     (C) Modifications of the Participation Agreement. So long as no Event of Default has occurred and is continuing, BNPPLC will not (without LRC’s prior approval) agree with Participants to amend the definitions of “Majority” or “Major Stakeholder” in the Participation Agreement or subparagraph 6(A) of the Participation Agreement; provided, however, this provision will not be construed to preclude or limit BNPPLC’s right to make any agreement with one or more Participants to take any action, or refrain from taking any action, not otherwise prohibited by the Operative Documents and permitted by the Participation Agreement.
     (D) No Implied Representations or Promises by BNPPLC. LRC acknowledges and agrees that neither BNPPLC nor its representatives or agents have made any representations or promises with respect to the Property or the transactions contemplated in the Operative Documents except as expressly set forth in the Operative Documents, and no rights, easements or licenses are being acquired by LRC from BNPPLC by implication or otherwise, except as expressly set forth in the other Operative Documents.
5 Usury Savings Provision. Notwithstanding anything to the contrary in any of the Operative Documents, BNPPLC does not intend to contract for, charge or collect any amount of money from LRC that constitutes interest in excess of the maximum nonusurious rate of interest, if any, allowed by applicable usury laws (the “Maximum Rate”). BNPPLC and LRC agree that it is their intent in the execution of the Lease, the Purchase Agreement and other Operative Documents to contract in strict compliance with applicable usury laws, if any. In furtherance thereof, BNPPLC and LRC stipulate and agree that none of the provisions of the Lease, the Purchase Agreement or the other Operative Documents shall ever be construed to create a contract requiring compensation for the use, forbearance or detention of money at a rate in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Agreement or other Operative Documents which may be in apparent conflict herewith. All interest paid or agreed to be paid by LRC to BNPPLC shall, to the extent permitted by applicable usury laws, be amortized, prorated, allocated, and spread throughout the period that any principal upon which such interest accrues is expected to be outstanding (including without limitation any renewal or extension of the term of the Lease) so that the amount of interest included in such payments does not exceed the maximum nonusurious amount permitted by applicable usury laws. If the Designated Sale Date is accelerated and as a result thereof amounts paid by LRC to BNPPLC as interest are determined to exceed the interest that would have accrued at the Maximum Rate for the period prior to the Designated Sale Date, then BNPPLC shall, at its option, either refund to LRC the amount of such excess or credit such

Closing Certificate and Agreement (Fremont/Building #1) — Page 18

excess as a Qualified Prepayment (and thus reduce the Lease Balance and other amounts, the determination of which depend upon Qualified Prepayments credited to LRC) and thereby shall render inapplicable any and all penalties of any kind provided by applicable usury laws as a result of such excess interest. If BNPPLC receives money (or anything else) that is determined to constitute interest and that would, but for this provision, increase the effective interest rate received by BNPPLC under or in connection with the Operative Documents to a rate in excess of the Maximum Rate, then the amount determined to constitute interest in excess of the maximum nonusurious interest shall, immediately following such determination, be returned to LRC or be credited as a Qualified Prepayment, in which event any and all penalties of any kind under applicable usury law shall be inapplicable. If BNPPLC does not actually receive, but shall contract for, request or demand, a payment of money (or anything else) which is determined to constitute interest and to increase the effective interest rate contracted for or charged to a rate in excess of the Maximum Rate, BNPPLC shall be entitled, following such determination, to waive or rescind the contractual claim, request or demand for the amount determined to exceed the Maximum Rate, in which event any and all penalties of any kind under applicable usury law shall be inapplicable. If at any time LRC should have reason to believe that the transactions evidenced by the Operative Documents are in fact usurious, LRC shall promptly give BNPPLC notice of such condition, after which BNPPLC shall have ninety days in which to make appropriate refund or other adjustment in order to correct such condition if it in fact exists.
6 Obligations of LRC Under Other Operative Documents Not Limited by this Agreement. Except as provided above in Paragraph 5, nothing contained in this Agreement will limit, modify or otherwise affect any of LRC’s obligations under the other Operative Documents. Subject to Paragraph 5, those obligations are intended to be separate, independent and in addition to, and not in lieu of, those established by this Agreement.
7 Waiver of Jury Trial. Each of the parties hereto hereby waives its right to a jury trial of any claim or cause of action based upon or arising out of this Agreement, the other Operative Documents or any of the transactions contemplated hereby or thereby, including contract claims, tort claims, breach of duty claims, and all other common law or statutory claims (collectively, the “Claims”). If and to the extent that the foregoing waiver of the right to a jury trial is unenforceable for any reason in such forum, each of the parties hereto hereby consents to the adjudication of all Claims pursuant to judicial reference as provided in California Code of Civil Procedure Section 638, and the judicial referee shall be empowered to hear and determine all issues in such reference, whether fact or law. Each of the parties hereto represents that each has reviewed this waiver and consent and each knowingly and voluntarily waives its jury trial rights and consents to judicial reference following consultation with legal counsel on such matters. In the event of litigation, a copy of this Agreement may be filed as a written consent to a trial by the court or to judicial reference under California Code of Civil Procedure Section 638 as provided herein.

Closing Certificate and Agreement (Fremont/Building #1) — Page 19

8 Amendment, Restatement and Replacement of the Prior Lease. This Agreement and the other Operative Documents, collectively, are intended to amend, restate and replace entirely the Prior Lease with respect to the Property. Without limiting the rights and obligations of LRC under the Operative Documents, LRC acknowledges that any and all rights and interests it has under the Prior Lease, or otherwise, in and to the Land, the improvements to the Land and any other property included in the Property (except under the Operative Documents) are superseded by the Operative Documents and that BNPPLC will have no liability under the Prior Lease for any default or breach thereof by the Prior Owner or otherwise.
[The signature pages follow.]

Closing Certificate and Agreement (Fremont/Building #1) — Page 20

     IN WITNESS WHEREOF, this Closing Certificate and Agreement (Fremont/Building #1) is executed to be effective as of December 21, 2007.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:	/s/ Lloyd G. Cox
Lloyd G. Cox, Managing Director

Closing Certificate and Agreement (Fremont/Building #1) — Signature Page

[Continuation of signature pages for Closing Certificate and Agreement (Fremont/Building #1) dated as of December 21, 2007]

LAM RESEARCH CORPORATION, a Delaware corporation
By:	/s/ Roch LeBlanc
Roch LeBlanc, Treasurer

Closing Certificate and Agreement(Fremont/Building #1) — Signature Page

[Continuation of signature pages for Closing Certificate and Agreement (Fremont/Building #1) dated as of December 21, 2007]
The undersigned, BNP Paribas, joins in the execution of this Agreement solely for the purposes stated in subparagraph 4(A), which concerns the status of BNPPLC as a consolidated subsidiary of BNP Paribas.

BNP PARIBAS, a bank organized and existing under the laws of France
By:	/s/ Lloyd G. Cox
Lloyd G. Cox, Managing Director

Closing Certificate and Agreement (Fremont/Building #1) — Signature Page

Exhibit A
Legal Description
BEING A PORTION OF LOT 4, AS SHOWN ON THE PARCEL MAP 5001 FILED IN BOOK 168 OF MAPS, AT PAGES 24 THROUGH 26, ALAMEDA COUNTY RECORDS, DESCRIBED AS FOLLOWS:
BEGINNING ON THE SOUTHERLY LINE OF CUSHING PARKWAY AT THE MOST NORTHEASTERLY CORNER OF SAID LOT 4;
THENCE FROM SAID POINT OF BEGINNING, ALONG THE EASTERLY AND SOUTHERLY LINE OF SAID LOT 4, THE FOLLOWING TWO COURSES:
SOUTH 0° 35’ 19” EAST, 646.04 FEET; AND
SOUTH 85° 58’ 33” WEST, 354.60 FEET;
THENCE LEAVING THE SOUTHERLY LINE OF SAID LOT 4, THE FOLLOWING THREE (3) COURSES:
NORTH 7° 11’ 33” WEST, 353.79 FEET;
NORTH 82° 48’ 27” WEST, 31.00 FEET; AND
NORTH 7° 11’ 33” WEST, 245.00 FEET TO THE BEGINNING OF A NON-TANGENT CURVE ON THE SOUTHERLY LINE OF CUSHING PARKWAY, FROM WHICH POINT A RADIAL LINE BEARS NORTH 8° 37’ 08” WEST;
THENCE EASTERLY ALONG SAID SOUTHERLY LINE OF CUSHING PARKWAY AND SAID CURVE, THROUGH A CENTRAL ANGLE OF 7° 21’ 45”, HAVING A RADIUS OF 2044.00 FEET AND AN ARC DISTANCE OF 262.65 FEET;
THENCE CONTINUING ALONG SAID SOUTHERLY LINE OF CUSHING PARKWAY, NORTH 82° 48’ 27” EAST, 197.93 FEET TO THE POINT OF BEGINNING.
A.P.N. 525-1350-039-02

Exhibit B
Permitted Encumbrances
     1. The lien of supplemental taxes, if any, assessed pursuant to Chapter 3.5 commencing with Section 75 of the California Revenue and Taxation Code.
     2. An easement for THE PRODUCTION, STORAGE AND TRANSPORTATION OF OIL, GAS AND OTHER HYDROCARBONS AND MINERALS and incidental purposes, recorded APRIL 21, 1950 as SERIES NO. AE-34804 IN BOOK 6085, PAGE 589 of Official Records.

In Favor of:	H. HERBST, M. HERBST AND H. D. HERBST
Affects:	THE EXACT LOCATION OF SAID EASEMENT IS NOT DEFINED OF RECORD
     3. Covenants, conditions, restrictions and easements in the document recorded JULY 5, 1983 as SERIES NO. 83-117850 of Official Records, which provide that a violation thereof shall notdefeat or render invalid the lien of any first mortgage or deed of trust made in good faith and for value, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes or Section 12955 of the California Government Code. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.
The effect of a document entitled “QUITCLAIM DEED”, recorded NOVEMBER 14, 1985 as SERIES NO. 85-244636 of Official Records.
     4. An easement for PLANTING & MAINTENANCE OF LANDSCAPING, AND THE RIGHT TO ENTER UPON SAID PARCEL OF LAND FOR THE PURPOSE OF CONSTRUCTING, MAINTAINING, RECONSTRUCTING OR REPAIRING SAID LANDSCAPING and incidental purposes, recorded JULY 8, 1983 as SERIES NO. 83-120523 of Official Records.

In Favor of:	CITY OF FREMONT, A MUNICIPAL CORPORATION
Affects:	A NORTHERLY PORTION OF PREMISES. REFER TO SAID DOCUMENT FOR FULL PARTICULARS
     5. Covenants, conditions, restrictions, easements, assessments, liens, charges, terms and provisions in the document recorded SEPTEMBER 1, 1983 as SERIES NO. 83-163024 of Official Records, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status. Document(s) declaring modifications thereof recorded DECEMBER 18, 1990 as SERIES NO. 90-329797 of Official Records.
ASSIGNMENT OF RIGHTS UNDER COVENANTS, CONDITIONS AND RESTRICTIONS

FROM:	NORTHPORT ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP
TO:	PACTEL PROPERTIES, A CALIFORNIA CORPORATION
RECORDED:	JANUARY 27, 1989, SERIES NO. 89-022629, OFFICIAL RECORDS
     6. Covenants, conditions, restrictions, easements, assessments, liens, charges, terms and provisions in the document recorded SEPTEMBER 1, 1983 as SERIES NO. 83-163025 of Official Records, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status, national origin, sexual orientation, marital status, ancestry, source of income or disability, to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes. Lawful restrictions under state and federal law on the age of occupants in senior housing or housing for older persons shall not be construed as restrictions based on familial status.
ASSIGNMENT OF RIGHTS UNDER COVENANTS, CONDITIONS AND RESTRICTIONS

FROM:	NORTHPORT ASSOCIATES, A CALIFORNIA LIMITED PARTNERSHIP
TO:	PACTEL PROPERTIES, A CALIFORNIA CORPORATION
RECORDED:	JANUARY 27, 1989, SERIES NO. 89-022629, OFFICIAL RECORDS
     7. An easement for PLANTING & MAINTENANCE OF LANDSCAPING, AND THE RIGHT TO ENTER UPON SAID PARCEL OF LAND FOR THE PURPOSE OF CONSTRUCTING, MAINTAINING, RECONSTRUCTING OR REPAIRING SAID LANDSCAPING and incidental purposes, recorded SEPTEMBER 26, 1983 as SERIES NO. 83-178017 of Official Records.

In Favor of: Affects:	CITY OF FREMONT, A MUNICIPAL CORPORATION A NORTHERLY PORTION OF PREMISES. REFER TO SAID DOCUMENT FOR FULL PARTICULARS
     8. An easement for ROADWAY AND PUBLIC UTILITY PURPOSES, AND THE RIGHT TO ENTER UPON SAID PARCEL OF LAND FOR THE PURPOSE OF

Exhibit B to Closing Certificate and Agreement (Fremont/Building #1) — Page 2

CONSTRUCTING, MAINTAINING, RECONSTRUCTING OR REPAIRING SAID ROADWAY AND PUBLIC UTILITIES, AND APPURTENANCES THERETO and incidental purposes, recorded SEPTEMBER 26, 1983 as SERIES NO. NO. 83-178018 of Official Records. In Favor of: CITY OF FREMONT, A MUNICIPAL CORPORATION

Affects:	A NORTHERLY PORTION OF PREMISES. REFER TO SAID DOCUMENT FOR FULL PARTICULARS
     9. The fact that the land lies within the boundaries of the FREMONT INDUSTRIAL Redevelopment Project Area, as disclosed by the document recorded DECEMBER 22, 1983 as SERIES NO. 83-240646 of Official Records.
Document(s) declaring modifications thereof recorded JANUARY 6, 1989 as SERIES NO. 89-004786 of Official Records.
Document(s) declaring modifications thereof recorded FEBRUARY 28, 1992 as SERIES NO. 92063331 of Official Records.
Document(s) declaring modifications thereof recorded FEBRUARY 4, 1993 as SERIES NO. 93042101 of Official Records.
Document(s) declaring modifications thereof recorded JULY 28, 1998 as SERIES NO. 98261857 of Official Records.
Document(s) declaring modifications thereof recorded AUGUST 8, 2005 as INSTRUMENT NO. 2005337462 of Official Records.
Document(s) declaring modifications thereof recorded AUGUST 17, 2007 as INSTRUMENT NO. 2007304231 of Official Records.
     10. An easement shown or dedicated on the map filed or recorded MARCH 18, 1987 in BOOK 168, PAGES 24 THROUGH 26 of PARCEL MAPS

For:	PUBLIC UTILITIES and incidental purposes.
Affects:	A NORTHERLY PORTION OF PREMISES

For:	LANDSCAPE and incidental purposes.
Affects:	A NORTHERLY PORTION OF PREMISES.

For:	STREET and incidental purposes.
Affects:	A NORTHERLY PORTION OF PREMISES.

Exhibit B to Closing Certificate and Agreement (Fremont/Building #1) — Page 3

For: Affects:	PRIVATE STORM DRAIN and incidental purposes. SOUTHERLY PORTION OF THE PREMISES.

Exhibit B to Closing Certificate and Agreement (Fremont/Building #1) — Page 4

Exhibit C
Quarterly Certificate
BNP Paribas Leasing Corporation
12201 Merit Drive, Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox, Managing Director
Gentlemen:
     This Certificate is furnished pursuant to subparagraph 2(D)(3) of the Closing Certificate and Agreement (Fremont/Building #1) dated as of December 21, 2007 between Lam Research Corporation and BNP Paribas Leasing Corporation (as amended, the “Closing Certificate”). Terms defined in the Closing Certificate and used but not otherwise defined in this Certificate are intended to have the respective meanings ascribed to them in the Closing Certificate.
     The undersigned, being a Responsible Financial Officer of Lam Research Corporation, represents and certifies the following to BNP Paribas Leasing Corporation:
     (a) No Event of Default or material Default by LRC has occurred except as follows:
[If an Event of Default or material Default by LRC has occurred, insert a description of the nature thereof and the action which LRC has taken or proposes to take to rectify it; otherwise, insert the word “none”.]
     (b) The unrestricted cash, unencumbered cash investments and unencumbered marketable securities classified as short term or long term investments according to GAAP of LRC and its Subsidiaries (determined on a consolidated basis) are no less than $300,000,000, as required by subparagraph 3(A) of the Closing Certificate.
     Executed this                      day of                     , 20    .
[INSERT SIGNATURE BLOCK FOR A
RESPONSIBLE FINANCIAL OFFICER]

Exhibit D
Certificate of BNPPLC Re: Accounting
Lam Research Corporation
4300 Cushing Parkway
Fremont, California 94538
Attention: Roch LeBlanc, Treasurer
Gentlemen:
     This certificate is furnished pursuant to subparagraph 4(A) of the Closing Certificate and Agreement (Fremont/Building #1) dated as of December 21, 2007 between BNP Paribas Leasing Corporation and Lam Research Corporation (as amended, the “Closing Certificate”). Terms defined in the Closing Certificate and used but not otherwise defined in this certificate are intended to have the respective meanings ascribed to them in the Closing Certificate.
     BNP Paribas Leasing Corporation (“BNPPLC”) certifies that the following are true and complete in all material respects, but only to the knowledge of BNPPLC as of the date hereof:
     (A) The facts disclosed in any financial statements or other documents listed in the Annex attached to this certificate were (as of their respective dates) true and complete in all material respects. Copies of such statements or other documents were provided by or behalf of BNPPLC to LRC prior to the date hereof to permit LRC to determine the appropriate accounting for LRC’s relationship with BNPPLC under FASB Interpretation No. 46, Consolidation of Variable Interest Entities (Revised December 2003).
     (B) The fair value of the Property and of other properties, if any, leased to LRC by BNPPLC (collectively, whether one or more, the “Properties Leased to LRC”) are, as of the date hereof, less than half of the total of the fair values of all assets of BNPPLC, excluding any assets of BNPPLC which are held within a silo. Further, none of the Properties Leased to LRC are, as of the date hereof, held within a silo.
     Although the representations required of BNPPLC by this certificate are intended to cover facts, it is understood and agreed (consistent with subparagraph 4(C) of the Lease) that BNPPLC has not made and will not make any representation or warranty as to the proper accounting by LRC or its Affiliates of the Lease or other Operative Documents or as to other accounting conclusions.
     Executed this                      day of                     , 20     .

BNP PARIBAS LEASING CORPORATION, a Delaware corporation
By:
Lloyd G. Cox, Managing Director

Exhibit D to Closing Certificate and Agreement (Fremont/Building #1) — Page 2